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                                                               EXHIBIT 23.6


                       [LETTERHEAD OF DIXON ODOM PLLC]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (No. 333-65998) of our report dated January 23, 1998, except for Note M, as to which the date is August 10, 2001, relating to the combined financial statements of Nalley Chevrolet, Inc. and affiliated entities, and to the reference to our Firm under the captions "Selected Consolidated Financial Data" and "Experts".


/s/ Dixon Odom PLLC
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Atlanta, Georgia
March 19, 2002